Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

People’s United Financial, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-218928, No. 333-195996, No. 333-176163, No. 333-163873, No. 333-142119 and No. 333-140865) on Form S-8 and in the registration statements (No. 333-213710, No. 333-184753 and No. 333-172201) on Form S-3 of People’s United Financial, Inc. of our reports dated March 1, 2018, with respect to the consolidated statements of condition of People’s United Financial, Inc. and subsidiaries as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 Annual Report on Form 10-K of People’s United Financial, Inc.

/s/ KPMG LLP

Stamford, Connecticut

March 1, 2018